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Exhibit 10.26

THIS DEED is made the 21st day of April,    Two thousand and Five

BETWEEN:	ORGANIC RESOURCE TECHNOLOGY LIMITED (ACN 0887 244 228) a company duly incorporated in the State of Western Australia and having its registered office at Unit 11, 4-8 Queen Street Bentley in the said State (hereinafter called "the Vendor") of First Part

VISTA GOLD (BARBADOS) CORP. a company duly incorporated in Barbados having its registered office at Braemar Court, Deighton Road, St. Michael, Barbados (hereinafter called the "Purchaser") of the Second Part

JCI LIMITED a company duly incorporated in the Republic of South Africa and having its registered office C/- P O Box 61719 Marshalltown N/A, South Africa (hereinafter called "the Guarantor") of the Third Part

RECITALS:-

A.
The Vendor is the registered owner of one fully paid share in PT Masmindo Dwi Area (the "Company").

B.
The Vendor agreed to sell and the Purchaser agreed to Purchase the Vendor's share in the company on the terms contained in this Agreement.

C.
The Parties have entered into this Agreement to give immediate effect to their agreement for sale and purchase of the Share.

D.
The Guarantor has agreed to guarantee the due performance and observance of the covenants and agreements to be duly performed by the Vendor hereunder.

1.       OPERATIVE PART
Interpretation Provisions

In this Agreement:

  (a)
  "this Agreement" means this deed for the sale of shares and includes the schedule and annexures to this deed;

  (b)
  "bank" means a bank as defined in the Banking Act 1959, the Reserve Bank or a State bank;

  (c)
  "business" means the Company's business;

  (d)
  "Business day" means any day which is not Saturday, Sunday or a public holiday;

  (e)
  The reference to "Dollars" is to American currency;

  (f)
  "Vendor" includes:

  (i)
  when an individual, the Vendor's legal personal representatives;

  (ii)
  when several individuals, the vendors jointly and their respective legal personal representatives;

  (iii)
  when a company or corporation, its successor and assigns;

  (iv)
  "Purchaser" includes:

  a.
  when an individual, the Purchaser's legal personal representatives;

  b.
  when several individuals, the purchasers jointly and their respective legal personal representatives;

  c.
  company or corporation, its successor and assigns;

  (v)
  words expressed in the singular include the plural and vice versa;

  (vi)
  words expressed in one gender include the other genders, as is appropriate in the context;

  (vii)
  the reference to "person" includes a corporation.

2.       General Contractual Provisions
Governing Law

2.1
This Agreement is governed and construed in accordance with the law of Western Australia.

Joint and several Liability

2.2
Two or more parties to this Agreement who represent the same interest, as Vendor or Purchaser, assume the liability to comply with their obligations under this Agreement jointly and in addition each of them assumes those obligations severally.

Compliance with Notices on Business Day

2.3
If under the provisions of this Agreement or under any notice of demand anything is required to be done on a day which is not a Business day, the day of the last day for compliance is deemed to be the immediately following Business day.

3.       Agreement to Sell
Purchase price

3.1
The Vendor agrees to sell and the Purchaser agrees to purchase the Vendor 1 share in the Company for the price of US One hundred dollars ($US100).

Manner of payment

3.2
The purchase price shall be paid as specified in clauses 4 and 5.

4.       Deposit
Payment of deposit

4.1
On or before the date of entering into this Agreement the Purchaser shall pay in cash or by cheque of US Ten dollars ($US10) as a deposit and in part payment of the purchase price to the Vendor's Solicitors Cocks Macnish, Barristers & Solicitors Level 2, 7 Ventnor Avenue, West Perth, Western Australia (hereinafter called "Cocks Macnish") to be held by them as stakeholder.

4.2
If the deposit is not paid in accordance with Clause 4(1) or any cheque for the deposit is not honoured on presentation, the Purchaser is in default of an essential obligation under this Agreement and the Vendor may terminate this Agreement.

4.3
On completion of the sale the deposit shall vest in the Vendor.

5.       Balance Purchase Price

5.1
The balance of the purchase price and all other amounts payable by the Purchaser at the time of completion shall be paid on completion of the sale by bank cheque to the Vendor's Solicitors, Cocks Macnish or as the Vendor's Solicitors direct in writing.

5.2
Completion of this Agreement is conditional upon all approvals being received for the transfer of the Share including:

(a)
a waiver of pre-emptive rights from the shareholders of the Company over and approval for the transfer of the Share;

(b)
the approval of the Indonesian Minister of Energy and Mineral Resources, acting through the Directorate General of Geology and Mineral Resources ("DGGM") for the transfer of the Share; and

(c)
the approval of the Indonesian Capital Investment Coordination Board ("BKPM") for the transfer of the Share.

5.3
Completion of this Agreement is conditional upon and interdependent with the simultaneous completion of an Agreement for Sale of Shares by Weston Investments Pty Limited, Organic Resource Technology Limited, Vista Gold Corp, Salu Siwa Pty Limited and JCI Limited.

6.       Guarantee for Vendor's obligations

6.1
Guarantee

  In consideration of the Purchaser entering into this Agreement to purchase the Vendor's shares at the request of the Vendor, the Vendor's Guarantor agrees to guarantee to the Purchaser.

  (a)
  The performance and observance by the Vendor of all its obligations under this Agreement, before, on and after completion of the sale;

  (b)
  the accuracy and fulfilment of all warranties and representations made by or on behalf of the Vendor either in the Agreement or to induce the Purchaser to enter into or to complete this Agreement;

  (c)
  The payment of any money by the Vendor to the Purchaser, to the Company or to any third party, in accordance with this Agreement.

6.2
Continuing Guarantee

  This is a continuing guarantee and binds the Vendor's Guarantor notwithstanding:

  (a)
  the subsequent death, bankruptcy or liquidation of any one or more of the Vendor and the Vendor's Guarantor.

  (b)
  any indulgence, waiver or extension of time by the Purchaser to the Vendor or to the Vendor's Guarantor.

  (c)
  completion of the sale of shares.

6.3
Guarantor's Obligations to Pay

  In the event of any breach by the Vendor covered by this guarantee, the Purchaser may proceed to recover the amount claimed as a debt or as damages from the Vendor's Guarantor without having instituted legal proceedings against the Vendor and without first exhausting the Purchaser's remedies against the Vendor.

7.       Vendor's Warranties

7.1
The Warranties

  The Vendor makes each of the warranties contained hereunder.

7.2
Interpretation of warranties

(a)
Each warranty contained in this Agreement is a separate warranty and its scope and meaning is not limited or governed by the existence and scope of any other warranty.

(b)
When a warranty is expressed in absolute terms, it covers the particular topic or matter, including anything known to the Vendor.

8.       Entire Agreement

8.1
The Agreement

  This Agreement constitutes the entire agreement between the Vendor and the Purchaser relating to the sale of shares.

  Collateral Agreements

  The parties have not entered into and are not bound by any collateral or other agreement apart from this Agreement other than the Agreement for Sale of Shares between Weston Investments Pty Limited, Organic Resource Technology Limited, Vista Gold Corp, Salu Siwa Pty Limited and JCI Limited.

9.       Vendor's Warranties

9.1
The Vendor makes each of the warranties contained in this clause.

9.2
Accuracy of warranties

  The Vendor warrants that the warranties contained in this Agreement are accurate, contain no material omissions and are not misleading.

9.3
Application of warranties at completion

  Any warranties which are expressed to apply at the date of this Agreement also apply as warranties made by the Vendor with reference to the facts existing at the date of completion of the sale of shares to the Purchaser.

9.4
Disclosure of facts rendering warranty incorrect

  In the event of the Vendor becoming aware prior to completion of any facts which render any of the warranties contained in this Agreement incorrect, inaccurate, false or misleading, the Vendor warrants that the Vendor will disclose those facts to the Purchaser prior to completion.

9.5
Merger

  The warranties contained in this Agreement do not merge on completion of the sale of shares.

9.6
Rescission for breach of warranty

  If Purchaser before completion discovers a breach of any warranty contained in this Agreement which would render the Vendor liable for debt or for damages exceeding five thousand dollars ($5,000) or would reduce the value of the Company's business or any of the company's assets or increase its liabilities by an amount exceeding five thousand dollars ($5,000), the Purchaser may elect;

  (a)
  To complete the purchase of shares and receive an adequate allowance on completion to remove the effect of or to compensate for the breach of warranty, or

  (b)
  To rescind this Agreement before completion of the sale.

9.7
Liability for Damages

  The Vendor is liable to the Purchaser for damages for any breach of the warranties contained in this Agreement, whether the breach of warranty is discovered by the Purchaser before or after completion of the sale, unless the Purchaser shall have rescinded this Agreement in accordance with this clause.

9.8
The Warranties

  The Vendor represents and warrants to the Purchaser that:

  (a)
  the Vendor has full power and authority to execute, deliver, and perform this Agreement;

  (b)
  this Agreement has been duly authorized and executed on its behalf, is a legal, valid and binding obligation on it, and is enforceable against it in accordance with its terms;

  (c)
  subject to clause 5.2 and as far as the Vendor is aware, the Vendor has all required permits, licenses and certificates necessary to perform its obligations hereunder;

  (d)
  subject to clause 5.2 and as far as the Vendor is aware, the Vendor is not required to obtain the consent of any other party for the execution, delivery, or performance of this Agreement; and the execution, delivery and performance of this Agreement will not constitute a breach of any agreement to which it is a party or by which it is bound; nor will it contravene or violate, conflict with, or result in a breach of any law, order, judgment, decree, or regulation binding on it or to which any of its properties or assets are subject;

  (e)
  as far as the Vendor is aware, there are no claims, actions, suits or proceedings pending against the Vendor, the outcome of which could materially and adversely affect the transactions contemplated by this Agreement, and it is not subject to any order, writ, injunction or decree which could materially and adversely affect its ability to perform the transactions contemplated by this Agreement;

  (f)
  as far as the Vendor is aware, there is no provision of any existing law, rule, mortgage, indenture, contract, financing statement, agreement or resolution binding on the Vendor that would conflict with or any way prevent the execution, delivery, or carrying out of the terms of this Agreement or any other document or agreement referred to herein;

  (g)
  the Vendor is the legal and registered owner of the Shares. The Shares have been duly issued and are fully paid up; there are no outstanding options, warrants, commitments, conversion rights or other agreements of any kind in connection with the Shares or the rights attached to the Shares;

  (h)
  the Shares are not subject to any pledge, charge, security interest, claim or restrictions (except those previously notified to the Purchaser); and

  (i)
  that the Vendor has not granted any third party charge, lien or encumbrance over the Shares or taken any other action which may prevent the Purchaser from acquiring the Shares and enjoying all of the benefits and entitlements attaching to the Shares pursuant to the articles of association of the Company and by operation of law.

  (j)
  All the written information provided by or on behalf of the Vendor to or on behalf of the Purchaser, relating to past or current turnover, profits, expenses and any other financial information relating to the Company its business and affairs is true and accurate.

10.     Power of Attorney to Complete

  The Vendor hereby grants an irrevocable Power of Attorney to the Purchaser with the right of substitution, to fully represent the Vendor as of the execution of this Agreement, wheresoever and towards whomsoever, in all matters and acts with respect to the transfer of the Shares (and all rights and title to and interest in the Shares) to the Purchaser, including without limitation to apply for the appropriate notations in the share register book of the Company with respect to the transfer hereunder and to receive the share certificate(s) evidencing the Shares or any part thereof. These powers constitute an important and integral part of this Agreement, which would not otherwise have been concluded but for the grant of the Power of Attorney. The Parties agree that the Power of Attorney given hereunder shall not be revoked or terminated for any reason whatsoever, including the reasons mentioned in Article 1813 of the Indonesian Civil Code.

11.     Power of Attorney is Enduring

  The Power of Attorney granted by the Vendor to the Purchaser pursuant to Clause 10 is a fundamental condition of this Agreement. In the absence of that Power of Attorney, this Agreement would not have been concluded.

  Accordingly, the Power of Attorney shall not be terminated by any of the reasons for the termination of a power of attorney as contained in Articles 1813, 1814 and 1816 of the Indonesian Civil Code or for any other reason.

12.     Property, Risk and Title

  The property, risk (of loss or damage) and title to the Vendor's shares:

  (a)
  remains with the Vendor until completion.

  (b)
  passes to the Purchaser on and from completion.

13.     Costs Legal and Other Costs

  Each party shall bear its own legal and other costs of the preparation, execution and completion of this Agreement and of all other instruments.

14.     Conduct Pending Completion

14.1
Assistance to Purchaser

  From the date of this Agreement to completion the Vendor and the Company agree to cooperate with the Purchaser to allow the Purchaser, and the Purchaser's employees and agents, including solicitors, accountants and other consultants, to:

  (a)
  attend during business hours at the Company's premises;

  (b)
  observe the conduct of the Company's business;

  (c)
  inspect and examine the Company's statutory, financial, taxation and other records, correspondence, and documents;

  (d)
  consult with the auditor, officers and employees of the Company, with regard to the conduct of the Company's business and the assets, liabilities, employees and business of the Company.

14.2
Management and Conduct of Business

(a)
The Company will conduct and manage its business and affairs:-

(i)
with reasonable care and skill;

(ii)
as a going concern;

(iii)
so as to maintain the goodwill, value and profitability of the business; and

(iv)
to preserve intact its business organisation, employees, management, suppliers and distributors;

(b)
the Company shall:

(i)
maintain, preserve and keep in working condition its assets, plant and equipment;

(ii)
maintain the licences, permits and authorities held by the Company which are required to conduct its business;

(iii)
maintain until after completion all insurance policies held by the Company at the date of this Agreement;

(iv)
maintain up to date the Company's statutory, financial and other books, accounts and records;

  (c)
  the Company shall not:

  (i)
  dispose of or encumber any of its assets, other than in the ordinary course of business;

  (ii)
  enter into any material contract, commitment or liability;

  (iii)
  purchase any assets, plant or equipment;

  (iv)
  terminate the office or employment of any officer or employee of the Company or alter the remuneration or conditions of employment of employees;

  (v)
  hire or appoint any new employees or officers of the Company;

  (vi)
  alter the constitution of the Company, hold any meetings of the Company, pass any resolutions, allot any shares, declare any dividend or distribute assets or profits of the Company.

15.     Completion

15.1.
Time of Completion

  Completion of the sale shall occur on the later of 3.00pm on the 21st day from the date hereof or after the satisfaction of the conditions set out in Clause 5.2, but in this respect time is not of the essence of this Agreement. If the conditions set out in Clause 5.2 have been satisfied and completion does not occur on that date, either party may on or after the next Business day serve on the other party a notice requiring completion to occur on a Business day which is not less than seven (7) days (after the date when the notice is received by the recipient of the notice, rendering that date an essential time for completion.

15.2
Date of Completion

  Completion shall be effected at the Vendor's solicitor's office or at such other place as is nominated by the Vendor's solicitor which shall not be situated more than two kilometres from the General Post Office at Perth.

15.3
Vendor to Vest Title and Control

  On completion the Vendor will vest in the Purchaser title to the Vendor's shares in the Company and control of the Company's business and affairs, and the parties will comply with all matters required to occur on completion in accordance with this Agreement.

16.     Variation

  The terms of this Agreement may be changed, waived, discharged or terminated only by an instrument in writing signed by the Vendor and the Purchaser.

17.     Non-Waiver

  Failure by the Purchaser to exercise any and all of its rights hereunder, or any partial exercise thereof, shall not act as a waiver of such rights granted hereunder.

18.     Severability

  If one or more of the provisions hereof shall be invalid, illegal or unenforceable in any respect under any applicable law or decision, the validity, legality and enforceability of the remaining provisions contained herein shall not be effected or impaired in any way. The Vendor shall in any such event execute such additional documents as the Purchaser may request in order to give effect to any provision hereof which is determined to be invalid, illegal or unenforceable.

19.     Assignment

  The Purchaser may assign or transfer any of its rights or obligations hereunder, or any part thereof, to any party, provided, that upon such assignment or transfer it shall thereafter give written notice thereof to the Vendor and to the Company. The Vendor shall not assign or transfer any of his rights or obligations hereunder, or any part thereof to any party without the prior written consent of the Purchaser.

20.     Headings

  The headings of the Sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

21.     Article 1266

  For the purpose of termination, the parties hereby agree to waive the operation of Article 1266 of the Indonesian Civil Code to the extent that the approval of an Indonesian Court shall not be required to terminate this Agreement.

22.     Mitigate Effect of Law

  Notwithstanding any other provision of this Agreement, should any law or regulation, or any governmental ruling, order, policy, or request (such as import or export restrictions, license requirements, exchange controls, or request on any document for certification or statements) effectively restrict any Party from implementing this Agreement or the investment contemplated herein, then such Party shall use its best reasonable efforts to reduce the effect of such restriction.

23.     Further Assurance

  Each Party agrees from time to time to perform any further acts and execute and deliver any further documents and instruments and do or refrain from doing all such further acts and things as may from time to time reasonably be requested by the other Parties to carry out effectively or better evidence or perfect the true spirit, intent, meaning and purpose of this Agreement.

24.     No Consequential Loss

  In no event shall any Party, any Affiliate, or any director, shareholder, officer, employee or agent of the foregoing be responsible to any other Party for any consequential damages, indirect damages, damages for loss of profits, damages for slander, libel or other tort for any alleged breach of this Agreement or act or omission alleged to arise out of the performance of this Agreement.

25.     Counterparts

  This Agreement may be executed in any number of counterparts and all counterparts taken together will be deemed to constitute one and the same agreement.

26.     Non-Merger

  The warranties, representations and agreements of the Parties in this Agreement are continuing and will not merge or be extinguished upon execution, the closing of any transaction or upon termination of this Agreement.

27.     Cumulative Rights

  The rights, powers, authorities, discretions and remedies of a Party under this Agreement do not exclude any other right, power, authority, discretion or remedy.

28.     Service of Notices

  Modes of Service

  (l)
  Any notice or demand under this Agreement may be made or given by a party or by that party's solicitor to the other party or to that party's solicitor; delivered personally, or posted by prepaid post addressed to the party's or to the solicitor's address shown in this Agreement.

  Particulars for Service

  (2)
  Particulars for the service of notices are:-

Vendor:	Weston Investments Pty Limited (ACN 009 206 473)
Address:	945 Wellington Street, West Perth, Western Australia 6005
Vendor:	Organic Resource Technology Limited (ACN 087 244 228)
Address:	Unit 11, 4-8 Queen Street, Bentley, Western Australia 6102
Vendor's Solicitor:	Cocks Macnish, Barrister & Solicitors
Address:	Level 2, 7 Ventnor Avenue, West Perth, Western Australia 6005
Purchaser:	Vista Gold (Barbados) Corp.
Address:	Suite 5, 7961 Shaffer Parkway Littleton, Colorado 80127 United States of America
Purchaser's Solicitor:	Whittens, Lawyers & Consultants
Address:	Level 30, 133 Castlereagh Street, Sydney, New South Wales 2000

SCHEDULE 1

PART A
(Purchaser)	Vista Gold (Barbados) Corp., a Barbados corporation
PART B
(Number of Shares)
1 (one) share as contained in the Collective Share Certificate No. 2 issued by the Company.
PART C
(Purchase Price)	US One hundred dollars (US$100).

IN WITNESS WHEREOF the Parties have hereunto affixed their hands and seals to this Deed on the day and year as set out hereinbefore.

THE COMMON SEAL OF ORGANIC RESOURCE TECHNOLOGY LIMITED (ACN 087 244 228) was hereunto affixed by Order of the Board of Directors in the presence of:	) ) ) ) )	Director
Secretary

THE COMMON SEAL OF VISTA GOLD (BARBADOS) CORP. was hereunto affixed by Order of the Board of Directors in the presence of:	) ) ) ) )	Director
Secretary
THE COMMON SEAL OF JCI LIMITED was hereunto affixed by Order of the Board of Directors in the presence of:	) ) )	Director
Secretary

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  Exhibit 10.26